Exhibit 99.1
CONSENT OF SUNTRUST ROBINSON HUMPHREY, INC.

Griffin Capital Essential Asset REIT II, Inc.
1520 E. Grand Avenue
El Segundo, CA 90245
Attention: Special Committee of the Board of Directors

RE:
Joint Proxy Statement of Griffin Capital Essential Asset REIT, Inc. and Griffin Capital Essential Asset REIT II, Inc. (“GCEAR II”) and Prospectus of GCEAR II, which forms part of Amendment No. 1 to the Registration Statement on Form S-4 of GCEAR II (the “Registration Statement”).

Members of the Special Committee:
We hereby consent to the inclusion of our opinion letter, dated December 14, 2018, to the Special Committee of the Board of Directors of GCEAR II as Annex C to the Joint Proxy Statement/Prospectus included in Amendment No. 1 to the Registration Statement filed with the Securities and Exchange Commission today and the references to our firm and our opinion, including the quotation or summarization of such opinion, in such Registration Statement, under the headings “SUMMARY – Opinion of GCEAR II Special Committee's Financial Advisor,” “THE MERGERS – Background of the Mergers,” “THE MERGERS – Recommendation of the Board of Directors of GCEAR II and its Reasons for the Mergers” and “THE MERGERS – Opinion of GCEAR II Special Committee's Financial Advisor,” The foregoing consent applies only to Amendment No. 1 to the Registration Statement being filed with the Securities and Exchange Commission today and not to any other amendments or supplements to the Registration Statement, and our opinion is not to be filed with, included in or referred to in whole or in part in any other registration statement (including any amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.
In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: January 14, 2019 SUNTRUST ROBINSON HUMPHREY, INC. /s/ SunTrust Robinson Humphrey, Inc.